Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE

December 9, 2020

MP Materials Corp.

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by MP Materials Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) the issuance of 11,499,968 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company currently issuable upon the exercise of the Company’s issued and outstanding warrants (the “Warrants”) by the holders thereof (the “Warrant Shares”), (b) the resale of the Warrant Shares by holders of such Warrant Shares and (c) the resale of up to 118,047,154 shares of Common Stock by the selling stockholders named in the Registration Statement (the “Selling Stockholder Shares”). The Warrants were issued pursuant to that certain Warrant Agreement, dated as of April 29, 2020 (the “Warrant Agreement”), between the Company (formerly known as Fortress Value Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation, the bylaws of the Company, the Warrant Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Warrant Agreement and the issuance of the Warrant Shares and the Selling Stockholder Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

MP Materials Corp.

December 9, 2020

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.    The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act and (ii) the Warrant Shares have been issued upon exercise of, and upon payment of the exercise price and delivery in accordance with the terms of, the Warrants and the Warrant Agreement.

2.    The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP